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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------       ------------------------------------------------------
                                                                                         GIVE THE EMPLOYER
                            GIVE THE SOCIAL SECURITY                                     IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--                      FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
------------------------------------------------------       ------------------------------------------------------
1. An individual's account  The individual                   8. Sole proprietorship      The owner(4)
                                                                account

2. Two or more individuals  The actual owner of the          9. A valid trust, estate,   The legal entity (Do not
   (joint account)          account or, if combined          or pension trust            furnish the identifying
                            funds, any one of the                                        number of the personal
                            individuals(1)                                               representative or trustee
                                                                                         unless the legal entity
                                                                                         itself is not designated
                                                                                         in the account title.)(5)

3. Husband and wife (joint  The actual owner of the          10. Corporate account       The corporation
   account)                 account or, if joint
                            funds, either person(1)

4. Custodian account of a   The minor(2)                     11. Religious, charitable,  The organization
    minor (Uniform Gift to                                   or educational
    Minors Act)                                                  organization account

5. Adult and minor (joint   The adult or, if the minor       12. Partnership account     The partnership
    account)                is the only contributor,         held in the name of the
                            the minor(l)                         business

6. Account in the name of   The ward, minor, or              13. Association, club, or   The organization
    guardian or committee   incompetent person(3)                other tax-exempt
    for a designated ward,                                       organization
    minor, or incompetent
    person

7. a. The usual revocable   The grantor-trustee(1)           14. A broker or registered  The broker or nominee
    savings trust account                                        nominee
    (grantor is also
    trustee)

  b. So-called trust        The actual owner(1)              15. Account with the        The public entity
     account that is not a                                       Department of
    legal or valid trust                                         Agriculture in the
    under State law                                              name of a public
                                                                 entity (such as a
                                                                 State or local
                                                                 government, school
                                                                 district, or prison)
                                                                 that receives
                                                                 agricultural program
                                                                 payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the United States or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A futures commission merchant registered with the Commodity Futures Trading Commission.

    - A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

    - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041(A)(a), 6045, and 6050A.

    PRIVACY ACT NOTICE.--Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS.--If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.